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                                 EXHIBIT 10(g)


                                THIRD AMENDMENT
                                       OF
                  USG CORPORATION SUPPLEMENTAL RETIREMENT PLAN

             (As Amended and Restated Effective as of July 1, 1997)


               WHEREAS, USG Corporation Supplemental Retirement Plan (the "Plan"), established effective January 1, 1976 and amended from time to time, was last amended and restated in its entirety effective as of July 1, 1997; and

               WHEREAS, further amendment of the Plan now is considered desirable;

               NOW, THEREFORE, pursuant to the authority delegated to the undersigned by resolution of the Board of Directors of USG Corporation, the Plan be and is further amended, effective November 8, 2000, as follows:

               1. By adding the following new subsection 3.8 to the Plan:

     "3.8      OFFSET/REDUCTION FOR BENEFITS PROVIDED BY FUNDING ACCOUNTS

     Although the plan is an unfunded, non-qualified compensation arrangement, funds may be paid to the Participant or contributed to an individual trust intended to constitute a grantor trust of a Participant under Section 671-678 of the Internal Revenue Code of 1986, as amended (the "Code") or other funding account established and maintained by a Participant pursuant to a funding agreement between the Participant and USG (a "Funding Agreement"). If a Participant has a Funding Agreement with USG, upon the Participant's death or termination of employment for any reason, the Participant's Part A Supplemental Benefits and Part A Supplemental Death Benefits will be offset/reduced to the extent provided in the Funding Agreement to reflect the value of payments made to the Participant and his or her grantor trust."

               2. By substituting the following for subsection 5.3 of the Plan:

     "5.3      FUNDING

     Benefits payable under this Plan to a Participant or a Supplemental Plan Beneficiary shall be paid directly by the Employers from their general assets in such proportions as the Company shall determine to the extent such benefits are not paid from a Special Retirement Account (established pursuant to Supplement A of this Plan) or from a Funding Account (as defined in subsection 3.8) or from a so-called "rabbi trust", an irrevocable grantor trust the assets of which are subject to the claims of creditors of the Employers in the event of their insolvency. The Employers shall not be required to segregate on their books or otherwise any amount to be used for the payment of benefits under this Plan, except as to any amounts paid or payable to a Funding Account or to a "rabbi trust"."





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          IN WITNESS WHEREOF, the Company has caused these presents to be signed on its behalf by an officer thereunto duly authorized this 19th day of December, 2000.

                                        USG CORPORATION


                                        By:
                                           -------------------------------------
                                           Its: Vice President, Compensation,
                                                Benefits And Administration











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